UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

May 17, 2022

CHEMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8351	31-0791746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 First Financial Center, 255 East 5th Street, Cincinnati, OH 45202

(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:

(513) 762-6690

Title of each class	Trading symbol	Name of each exchange on which registered
Capital stock $1 par value	CHE	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240-14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4 (c) under Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)On May 16, 2022, Chemed Corporation held its annual meeting of stockholders.

(b)Stockholders voted on the matters set forth below:

Item 1. Election of Directors. The following directors, who constitute the entire Board of Directors, were elected at the meeting by the votes indicated:

Nominee	For	Against	Abstentions	Broker non-votes
Kevin J. McNamara	13,036,453	148,792	9,114	650,800
Ron DeLyons	13,056,763	124,978	12,618	650,800
Joel F. Gemunder	8,752,452	3,924,098	517,807	650,800
Patrick P. Grace	9,073,514	3,980,051	140,794	650,800
Christopher J. Heaney	13,125,112	57,627	11,620	650,800
Thomas C. Hutton	12,881,993	302,322	10,045	650,800
Andrea R. Lindell	12,792,516	260,820	141,023	650,800
Thomas P. Rice	12,802,015	250,812	141,532	650,800
Donald E. Saunders	12,176,903	874,992	142,465	650,800
George J. Walsh III	10,312,300	2,870,779	11,281	650,800

Item 2. Stock Incentive Plan. The proposal to approve and adopt the Company’s 2022 Stock Incentive Plan was approved with the following votes:

Voted
For	11,167,017
Against	2,018,770
Abstain	8,572
Broker non-votes	650,800

Item 3. Ratification of Independent Accountants. The proposal to ratify the appointment of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the company’s independent accountants for the year ending December 31, 2022, was approved with the following votes:

Voted
For	13,134,645
Against	701,868
Abstain	8,647
Broker non-votes	-

Item 4. Executive Compensation. The proposal to approve, on a non-binding basis, the Company’s executive compensation program, was approved with the following votes:

Voted
For	11,807,439
Against	1,372,825
Abstain	14,095
Broker non-votes	650,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMED CORPORATION

Dated: May 17, 2022	By:	/s/ Michael D. Witzeman
Michael D. Witzeman
Vice President and Controller